                                                           EXHIBIT 10.27B





                             DATED 17 JULY 1997







                    CONTINENTAL COMMUNICATIONS LIMITED


                                   and


          INTERNATIONAL WIRELESS COMMUNICATIONS PAKISTAN LIMITED





       ____________________________________________________________


                         SHARE PURCHASE AGREEMENT

       ____________________________________________________________







                     Ref:  H53/30657093/A001CCL7.DOC

                                  INDEX


CLAUSE  HEADING                                                          PAGE
------  -------
1.      Definitions                                                         1
2.      Purchase and Sale of the Sale Shares                                3
3.      Representations and Warranties Concerning the Transaction           4
4.      Representations and Warranties Concerning the Company               6
5.      Further Provisions relating to the Seller's Representations
        and Warranties                                                      9
6.      Pre-Closing Covenants                                               9
7.      Post-Closing Covenants                                             10
8.      Conditions to Obligation to Close                                  10
9.      Remedies for Breach of this Agreement                              12
10.     Termination                                                        14
11.     Arbitration                                                        15
12.     Miscellaneous                                                      15

SCHEDULES
A:      Financial statements
B:      Licence

EXHIBITS
A -     Restated and Amended Shareholders Agreement

                         SHARE PURCHASE AGREEMENT


Agreement entered into on 17 July, 1997, by and among Continental Communications Limited a company established under the laws of the Republic of Ireland ("Seller") and International Wireless Communications Pakistan Limited, a company established under the laws of Mauritius (the "Buyer"). Buyer and Seller are referred to collectively herein as the "Parties".

                                 RECITALS

Pakistan Mobile Communications (Pvt) Ltd. is a limited liability company organised under the laws of Pakistan (the "Company") with an authorised share capital of Rupees 600,000,000 divided into 60,000,000 shares of Rupees 10 each, of which 54,387,000 shares have been issued and are fully paid up ("Shares"). The Company owns and operates a cellular mobile telephone company in Pakistan under the service mark Mobilink/a Motorola Network.

Seller owns 7,989,560 Shares and pursuant to the terms and conditions of this Agreement Seller desires to sell, and Buyer desires to purchase all of such Shares (the "Sale Shares") representing 14.69% of the total issued Shares.

Contemporaneously herewith, the Buyer is negotiating the purchase of an additional 31.31% of the Shares together with an option to purchase a further 12.69% of the Shares, such percentage representing part of the interest in the Company held by Motorola International Development Corporation ("Motorola").

Now, therefore, in consideration of the mutual agreements, representations, warranties, and covenants herein contained, the Parties agree as follows:

1.  DEFINITIONS

    "Adverse Consequences"        means all actions, suits,
                                  proceedings, hearings,
                                  investigations, charges,
                                  complaints, claims, demands,
                                  injunctions, judgments, orders,
                                  decrees, rulings, damages, dues,
                                  penalty, fines, costs,
                                  reasonable amounts paid in
                                  settlement, liabilities,
                                  obligations, taxes, liens,
                                  losses, expenses, and fees,
                                  including court costs and
                                  lawyers' and advocates' fees and
                                  expenses.

    "Affiliated Entity"           means any Person with respect to
                                  which a specified Person owns a
                                  majority of the
                                  common stock or equity interests or
                                  has the power to vote or direct the
                                  voting of sufficient securities
                                  to elect a majority of the board
                                  of directors or similar
                                  governing body of such Person.

    "Buyer"                       has the meaning set forth in the
                                  preface above.

    "Closing"                     has the meaning set forth in
                                  clause 2(c) below.

    "Closing Date"                means the day on which the
                                  Closing shall take place.

    "Company"                     has the meaning set forth in the
                                  preface above.

    "Condition of the Company"    means the property, condition
                                  (financial or otherwise),
                                  business or operations of the
                                  Company.

    "Confidential Information"    means any information concerning
                                  the businesses and affairs of
                                  the Company that is not already
                                  generally available to the
                                  public.

    "Financial Statements"        has the meaning set forth in
                                  clause 4(e) below.

    "GOP" means the Government of Pakistan and any agency, department and/or instrumentality thereof.

    "Licence"                     means the licence grant from the
                                  Ministry of Communications of
                                  the Government of Pakistan
                                  issued on 6th July, 1992, as
                                  amended on 27th October, 1993,
                                  pursuant to which the Company
                                  operates a cellular mobile
                                  telephone system in Pakistan.

    "Motorola"                    has the meaning set forth in the
                                  preface above.

    "Party"                       as the meaning set forth in the
                                  preface above.

    "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organisation, or a governmental entity (or any department, agency, or political subdivision thereof).

    "Purchase Price"              has the meaning set forth in
                                  clause 2(b) below.

    "Saif"                        means Saif Telecom (Pvt)
                                  Limited, a Pakistan company and
                                  the direct owner of 11.31% of
                                  the Shares.

    "Seller"                      has the meaning set forth in the
                                  preface above.

    "Shareholders' Agreement"     means the Shareholders'
                                  Agreement between the Seller and
                                  Saif executed on 3rd June, 1993
                                  as amended pursuant to the
                                  Equity Ownership Agreement dated
                                  2nd July 1996 between Seller,
                                  Saif and CCL.

    "SBP"                         means the State Bank of
                                  Pakistan.

2.  PURCHASE AND SALE OF THE SALE SHARES

    (a)  BASIC TRANSACTION

         On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Sale Shares for the consideration specified below in this clause 2.

    (b)  PURCHASE PRICE

         Buyer shall pay to Seller at the Closing, except as provided in clause 2(c) below, the aggregate price of 10 million United States Dollars (US$10 million) (the "Purchase Price") in cash by wire transfer in immediately available funds to Seller's bank account as shall be nominted by Seller prior to Closing and shall procure the allotment or transfer to Seller (or such other person as Seller may nominate) 493,510 newly issued shares ("IWC Shares") of common stock of International Wireless

         Communications Holdings, Inc ("IWC"), such IWC Shares to be held on and subject to and with the benefit of the terms of the letter dated June 18, 1997 from IWC to Yates-Falcon Limited and the term sheet referred to therein.

    (c)  THE CLOSING

         The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Motorola International Development Corporation in London, in the United Kingdom, commencing at 3:00 p.m. local time on or before 14th August, 1997, contingent upon the Parties being satisfied or having waived in writing all conditions to the obligations of the Parties to consummate the transaction contemplated thereby (other than conditions with respect to actions the respective Parties will take at the Closing itself). The Closing Date may be extended by Buyer to 16th September, 1997 and thereafter only by mutual agreement of the Parties.

    (d)  DELIVERIES AT THE CLOSING

         At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in clause 8(a) below, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in clause 8(b) below, (iii) Seller will deliver to the Buyer the stock certificates totalling 7,989,036 Shares equal to a 14.69% interest in the Company validly issued to Seller and SBP-approved for export out of Pakistan, endorsed in blank or accompanied by duly executed transfer documents, and (iv) Buyer will deliver to Seller the consideration specified in clause 2(b) above.

3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

    (a)  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to Buyer that:

         (i)     ORGANISATION OF SELLER

                 Seller is duly organised, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (ii)    AUTHORISATION OF TRANSACTION

                 Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                 This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. There are no authorizations, consents, or approvals that Seller must obtain from the GOP, including the SBP, prior to Closing, in order to consummate the transactions contemplated by this Agreement.

         (iii)   OWNERSHIP OF SALE SHARES

                 Seller is the lawful holder of record and beneficial owner of the Sale Shares, free and clear of any liens, claims, restrictions sale and security interests, and has full legal right subject to the Shareholders' Agreement to sell, transfer, and convey the Sale Shares pursuant to this Agreement; the delivery of the Sale Shares to the Buyer will transfer good and valid title thereto, free and clear of any liens, claims, restrictions and security interests. The Sale Shares are held by Seller on a fully repatriable basis both as to capital, all accretions thereto and dividends payable thereon.

         (iv)    NONCONTRAVENTION

                 Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, except with respect to the restrictions on transfer of Shares under the Shareholders' Agreement. Seller has obtained a waiver from Saif and Motorola International Development Corporation with respect to Clauses 11.4 and 11.5 of the Shareholders' Agreement, permitting the Parties hereto to proceed with the transaction contemplated hereunder.

         (v)     BROKERS' FEES

                 Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (vi)    STATEMENTS COMPLETE AND CORRECT

                 The statements contained in this clause 3(a) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this clause 3(a)).

         (b)     REPRESENTATIONS AND WARRANTIES OF THE BUYER

                 Buyer represents and warrants to Seller that:

                 (i)    ORGANISATION OF THE BUYER

                        Buyer is a corporation duly organised,
                        validly existing, and in good standing
                        under the laws of the jurisdiction of its incorporation.

                 (ii)   AUTHORISATION OF TRANSACTION

                        Buyer has full corporate power and
                        authority to execute and deliver this
                        Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. There are no authorisations, consents, or approvals that Buyer must obtain from the GOP, including the SBP, prior to Closing, in order to consummate the transactions contemplated by this Agreement.

                 (iii)  NONCONTRAVENTION

                        Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
                        (A) violate any constitution, statute,
                        regulation, rule, injunction, judgment,
                        order, decree, ruling, charge, or other
                        restriction of any government,
                        governmental agency, or court to which
                        Buyer is subject or any provision of its charter or by-laws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, licence, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                 (iv)   BROKERS' FEES

                        The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                 (v)    STATEMENTS COMPLETE AND CORRECT

                        The statements contained in this clause
                        3(b) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this clause 3(b)).

4.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

    The Seller represents and warrants to Buyer that to the best of its knowledge and belief:

    (a)  ORGANISATION, QUALIFICATION AND CORPORATE POWER

         The Company is a limited liability company duly organised, validly existing, and in good standing under the laws of Pakistan, and is duly authorised to conduct the business in which it is engaged and to own and use the properties owned and used by it.

    (b)  CAPITALISATION

         The entire authorised share capital of the Company consists of 60,000,000 Shares, all one class, of which 54,387,750 are validly issued. All of the validly issued and outstanding Shares have been duly authorised, are fully paid and are held of record by the Seller, Motorola and Saif with each of them holding a 14.69%, 74% and 11.31% interest, respectively, in the Company. There are no outstanding or authorised options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its share capital. There are no outstanding or authorised stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

    (c)  SUBSIDIARIES

         The Company has no, and never has had any, subsidiaries.

    (d)  NONCONTRAVENTION

         Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or by-laws of the Company or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, licence, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). To the Seller's knowledge the Company does not need to give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency prior to the Closing in order for the parties to consummate the transactions contemplated by this Agreement.

    (e)  FINANCIAL STATEMENTS

         Schedule A contains the following financial statements (collectively the "Financial Statements"): audited balance sheets and statements of income, and cash flow as of and for the fiscal years ended 31st December, 1995, and 31st December, 1996 for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with accounting principles generally accepted in Pakistan and applied on a consistent basis throughout the periods covered thereby, comply with the requirements of Pakistan law and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

    (f)  MEMORANDUM AND ARTICLES OF ASSOCIATION

         The Seller has heretofore delivered to Buyer true and complete copies of the Memorandum and Articles of Association of the Company.

    (g)  OFFICERS, DIRECTORS AND KEY EMPLOYEES; EMPLOYEE RELATIONS

         There is not now threatened, a strike, picket, work stoppage, work slowdown or other labour trouble or similar event by any employee of the Company.

    (h)  ARRANGEMENTS WITH DIRECTORS AND CONNECTED PERSONS

         There is not outstanding:

         (i) any loan made by the Company to, or debt owing to the Company by, any director of the Company or any person connected with any of them;

         (ii) any agreement or arrangement to which the Company is a party and in which any director of the Company or any person connected with any of them is interested.

    (i)  THE LICENCE

         A true, complete and accurate copy of the Licence is annexed in Schedule B hereto. The Licence is in full force and effect and validly subsisting and there do not exist any circumstances which might lead to the revocation of the Licence or any amendment or variation of its terms. The Seller has disclosed to Buyer that the Pakistan
         Telecommunication Authority has the competence to reissue the Licence under the provisions of the Pakistan Telecommunication Act 1996 and the Seller is unaware of any circumstances in which the Licence will not be reissued on terms no less favourable to the Company.

    (j)  POSITION SINCE 31ST DECEMBER, 1996

         Since 31st December, 1996:

         (i) no dividend or other distribution has been declared, paid or made by the Company;

         (ii)   the business of the Company has been
                carried on in the ordinary course and so as to maintain it as a going concern; and

         (iii) the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset other than trading stock in the ordinary course of business.

5.  FURTHER PROVISIONS RELATING TO THE SELLER'S REPRESENTATIONS
    AND WARRANTIES

    (a) Each of the representations and warranties of the Seller in clause 4 shall be construed as a separate representation and warranty and shall not be otherwise limited or restricted by reference to or inference from the terms of any other representation and warranty or any other term of this Agreement.

    (b) Buyer shall be entitled to claim both before and after Closing that any of the representations and warranties of the Seller is or was untrue or misleading or has been breached even if Buyer discovered or could have discovered before Closing that the representation or warranty in question was untrue or misleading or had been breached and Closing shall not in any way constitute a waiver of Buyer's rights.

    (c) The rights and remedies of Buyer in respect of any breach of the representations and warranties of the Seller shall not be affected by Closing, by any investigation made by or on behalf of Buyer into the affairs of the Company, by the giving of time or other indulgence by Buyer to any person, by Buyer rescinding or not rescinding this Agreement or by any other cause whatsoever except a specific waiver or release by the Buyer in writing; and any such waiver or release shall not prejudice or affect any remaining rights or remedies of the Buyer.

6.  PRE-CLOSING COVENANTS

    (a)  GENERAL

         The parties agree as follows with respect to the period between the execution of this Agreement and the Closing each of the parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in clause 8 below).

    (b)  NOTICE OF DEVELOPMENTS

         In the period between the execution of this Agreement and the Closing, each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in clause 3 above, and Seller shall notify Buyer of any development causing a breach of any of the representations and warranties in clause 4 above. Unless Buyer has the right to terminate this Agreement pursuant to clause 10(a)(ii) below by reason of such development and exercises that right within the period of 10 business days referred to in clause 10(a)(ii) below, the written notice pursuant to this clause 6(b) will be deemed to have amended any applicable Schedule, to have qualified the representations and warranties contained in clause 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

7.  POST-CLOSING COVENANTS

    In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under clause 9 below), except where such action is undertaken solely on behalf or to facilitate any necessary action required of the other Party, in which event the other Party shall be liable for reimbursing the costs and expenses of the requesting Party.

8.  CONDITIONS TO OBLIGATION TO CLOSE

    (a)  CONDITIONS TO OBLIGATION OF BUYER

         The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in clause 3(a) and clause 4 above shall be true and correct at and as of the Closing Date;

         (ii) Seller shall have performed and complied with all of its covenants hereunder required to be performed or complied with by Seller on or before the Closing Date in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

         (iv) approval of the transfers to Buyer of the Sale Shares by majority vote of the Company's Board of Directors at a meeting of such Board, to occur at the Closing, followed by the resignation of one of the directors representing Seller on the Company's Board of Directors, effective as of the Closing Date;

         (v) Seller shall have delivered to Buyer a certificate of the Secretary of Seller to the effect that each of the conditions specified above in clause
                 8(a)(i)-(iv) is satisfied;

         (vi) Buyer shall have received from counsel to Seller an opinion in form and substance reasonably satisfactory to Buyer, addressed to Buyer, and dated as of the Closing Date;

         (vii) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer. There shall have been no material adverse change or any development involving a prospective material adverse change, in the Condition of the Company;

         (viii) Buyer having completed its business, accounting and legal investigation and examination of the Company and being satisfied with the results thereof; and

         (ix) Buyer having completed its acquisition of the Shares representing a 31.31% interest in the Company from Motorola referred to in the preface above.

         Buyer may waive any condition specified in this clause
         8(a) in writing at or prior to the Closing.

    (b)  CONDITIONS TO OBLIGATION OF SELLER

         The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in clause 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) Buyer shall have performed and complied with all of its covenants hereunder required to be performed or complied with by Buyer on or before the Closing Date in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing the Buyer from consummating any of the transactions contemplated by this Agreement;

         (iv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in clause 8(b)(i)-(iii) is satisfied;

         (v) Seller shall have received from counsel to Buyer an opinion in form and substance reasonably satisfactory to Seller, addressed to Seller, and dated as of the Closing Date; and

         (vi) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

         Seller may waive any condition specified in this clause
         8(b) in writing at or prior to the Closing.

    (c)  CONDITIONS APPLICABLE TO BOTH BUYER AND SELLER

         The obligation of both Buyer and Seller to consummate the transaction pursuant to this Agreement shall be subject to the further conditions that:-

         (i) the Company shall have adopted the Articles of Association in form and substance reasaonably satisfactory to the Parties and reflecting, as applicable, the provisions of the Restated and Amended Shareholders Agreement referred to below, in substitution for its existing articles of association;

         (ii) the relevant parties shall have entered into a Restated and Amended Shareholders' Agreement in the form of Exhibit A attached hereto and the same shall be in full force and effect as at the Closing Date.

9.  REMEDIES FOR BREACHES OF THIS AGREEMENT

    (a)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All of the representations and warranties of the Parties in clause 3 and of the Seller contained in clause 4 above shall survive the Closing hereunder and shall continue in full force and effect subject to the provisions of paragraph (b) of this clause.

    (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER:

         (i) In the event the Seller breaches any of its representations, warranties and covenants contained herein (other than the representations and warranties in clause 3(a) above), and, provided that Buyer makes a written claim for indemnification against Seller pursuant to clause 12(g) below prior to 31st December, 1999, then the Seller shall indemnify Buyer from and against any Adverse Consequences Buyer shall suffer originating prior to and continuing through and after the date of the claim for indemnification caused by the breach. There shall be no indemnification for any Adverse Consequences Buyer shall suffer where written notice of the claim is first made after 31st December, 1999. The Seller shall not have any obligation to indemnify Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of the Seller contained in clause 4 above unless the amount of Buyer's claim in respect thereof, when aggregated with one or more other claims brought against Seller hereunder, exceeds two hundred thousand United States Dollars (US$200,000). The maximum liability of the Seller for a breach of any of his representations, warranties and covenants contained herein shall be limited to an amount equal to the aggregate of 50% of the Purchase Price.

         (ii) In the event the Seller breaches any of his representations and warranties in clause 3(a) above, provided that Buyer makes a written claim for indemnification against the Seller pursuant to clause 12(g) below prior to the first anniversary of the Closing Date, then the Seller shall indemnify Buyer from and against the entirety of any Adverse Consequences Buyer shall suffer through and continuing after the date of the claim for indemnification caused by the breach, without regard to the monetary limit set forth above in clause 9(b)(i). There shall be no indemnification for any Adverse Consequences Buyer shall suffer where written notice of the claim is first made after the first anniversary of the Closing Date.

    (c)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER

         In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that Seller makes a written claim for indemnification against Buyer pursuant to clause 12(g) below prior to the first anniversary of the Closing Date, then Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller shall suffer through and continuing after the date of the claim for indemnification caused by the breach. There shall be no indemnification for any Adverse Consequences Seller shall suffer where written notice of the claim is first made after the first anniversary of the Closing Date.

    (d)  DETERMINATION OF ADVERSE CONSEQUENCES

         The indemnification provisions in this clause 9 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

10. TERMINATION

    (a)  Termination of Agreement

         The Parties may terminate this Agreement as provided below:

         (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous ten (10) business days given Buyer any notice pursuant to clause 6(b) above and (B) the development that is subject of the notice has had or is likely to have a material adverse effect upon the Condition of the Company or the consummation of the transactions contemplated hereby;

         (iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event the Seller has breached any of his representations, warranties, or covenants contained in this Agreement in any material respect, Buyer has notified the Seller of such breach, and the breach, if capable of cure, has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before 16th September, 1997, by reason of the failure of any condition precedent under clause 8(a) hereof (unless the failure results primarily from the Buyer itself breaching any of its representations, warranties, or covenants contained in this Agreement); and

         (iv)    Seller may terminate this Agreement by giving
                 written notice to Buyer at any time prior to the
                 Closing (A) in the event Buyer has breached any of
                 its representations, warranties, or covenants
                 contained in this Agreement in any material
                 respect, Seller has notified Buyer of such breach,
                 and the breach if capable of cure has continued
                 without cure for a period of 10 days after the
                 notice of breach, or (B) if the Closing shall not
                 have occurred on or before 16th September,1997, by
                 reason of the failure of any condition precedent
                 under clause 8(b) hereof (unless the failure
                 results primarily the Seller itself breaching any
                 of its
                                                                         15
                 representations, warranties, or covenants contained in this Agreement).

    (b)  EFFECT OF TERMINATION

         If any Party terminates this Agreement pursuant to clause 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party, except for any liability of any Party then in breach provided, however, that the provisions of clause 11 and clause 12 shall survive termination.

11. ARBITRATION

    The Parties shall attempt to resolve all disputes under this Agreement through amicable discussions and consultations. In the event that they are unable to resolve any differences the matter shall be referred to final and binding arbitration in accordance with the following: Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity, breach or termination, shall be referred to and finally resolved by arbitration in London in accordance with the Rules for the time being in force of the International Chamber of Commerce, which rules are deemed to be incorporated into this Agreement. The tribunal shall consist of three (3) arbitrators, with each side to the dispute choosing one arbitrator and such two arbitrators choosing the third. If within 30 days any of the parties to the dispute has not selected its arbitrator, or the two arbitrators have been unable to agree on the selection of the third arbitrator, such arbitrator shall be chosen by the ICC. The third arbitrator shall serve as the chairperson of the arbitration panel. The language of the arbitration shall be English.

12. MISCELLANEOUS

    (a)  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS

         No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

    (b)  NO THIRD PARTY BENEFICIARIES

         This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    (c)  Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understanding, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    (d)  Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior approval of Buyer and Seller.

    (e)  Counterpart

         This Agreement may be executed in one or more counterpart, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    (f)  Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    (g)  Notices

         All notices, requests, demands, claims, and other communications hereunder will be in writing, deemed duly given (and received five days after) if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Seller:  Continental Communications Limited
                        PO Box 108
                        2-6 Church Street
                        St. Helier, Jersey
                        Channel Islands JE4 8QD

         If the Buyer:  Hugh McClung
                        Vice-Chairman
                        International Wireless Communications, Inc.
                        12/F, Sun Hung Kai Centre
                        30 Harbour Road
                        Wanchai, Hong Kong

                        John Troy
                        Executive Director
                        Asian Infrastructure Fund Advisers Limited
                        Suite 2302-03
                        Nine Queen's Road Central
                        Hong Kong

         Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set for the above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been fully duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    (h)  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of England without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than that of England.

    (i)  AMENDMENTS AND WAIVERS

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    (j)  SEVERABILITY

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    (k)  EXPENSES

         Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

    (l)  CONSTRUCTION

         The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

    (m)  INCORPORATION OF ANNEXES, SCHEDULES AND EXHIBITS

         The Annexes, Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


Continental Communications Limited

By: /s/
   ------------------------------------------------

Title:
      ---------------------------------------------


Witnessed by:    1. /s/
                    -------------------------------


                 2. /s/
                    -------------------------------


International Wireless Communications Pakistan Limited

By: /s/ Antonio Yeung   /s/ Robin Maule
   ------------------------------------------------

Title:   Director               Director
      ---------------------------------------------


Witnessed by:    1. /s/
                    -------------------------------


                 2. /s/
                    -------------------------------